                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                               Amendment No. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): November 24, 1997.


                      INTERMAGNETICS GENERAL CORPORATION
            (Exact name of registrant as specified in its charter.)

                        Commission File Number 1-11344

               New York                                  14-1537454
  ----------------------------------             --------------------------
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

     450 Old Niskayuna Road,
        Latham, New York                                    12110
------------------------------------------           --------------------
 (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code (518) 782-1122

Item 2. Acquisition or Disposition of Assets.


On November 24, 1997, Intermagnetics General Corporation (the "Company") completed its acquisition of Polycold Systems International, a California corporation ("Polycold"), pursuant to an Agreement and Plan of Reorganization and Merger, dated November 24, 1997 (the "Agreement"), by and among the Company, Polycold Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), Polycold, and the 13 stockholders of Polycold named therein (the "Stockholders"). Pursuant to the Agreement,
Polycold was acquired by the merger (the "Merger") of Polycold with and into Merger Sub. Merger Sub is the surviving corporation in the Merger, and has been named Polycold Systems International, Inc. In the Merger, all of the 284,887 shares of the outstanding common stock, no par value, of Polycold (the "Polycold Shares") were exchanged for the Merger consideration, described below.

The Merger consideration was arrived at by arm's length negotiation and consisted, on an aggregate basis, of a promissory note (the "Note") for $6.82 million, approximately 276,050 shares of the common stock, par value $.10 per share, of the Company (the "Company Common Stock"), and approximately 70,000 shares of the Series A Preferred Stock, par value $.10 per share, of the Company (the "Company Series A Preferred Stock"). The Note bears interest at the compound rate of 5.75% per annum, and is payable, subject to certain obligations of the Stockholders of Polycold as set forth in greater detail in the Agreement, ninety (90) days after issuance. The total value of the Merger consideration received by the Stockholders of Polycold was approximately $16.5 million. Each Stockholder of Polycold received for each Polycold Share held by it (i) a portion of the Note equal to approximately $23.94, (ii) approximately
 .97 shares of Company Common Stock, and (iii) approximately .25 shares of Company Series A Preferred Stock.

All of the Stockholders of Polycold voted in favor of the Merger by a Unanimous Written Consent of Stockholders In Lieu of A Special Meeting, dated November 24, 1997, and are signatories to the Agreement.

The Company currently expects that the portion of the consideration represented by the Note will, upon payment, be financed internally by the Company or by Bank borrowings.

Prior to the Merger, Polycold was engaged in the manufacture of large capacity, cryogenic systems. All plant, equipment and other physical property acquired in the Merger will continue to be used primarily as they were prior to the Merger. As contemplated by the Agreement, Ronald W. Sykes, an officer, director and shareholder of Polycold, has entered into an Employment Agreement with Intermagnetics, dated November 24, 1997, pursuant to which he has assumed the position of Vice President and General Manager of Merger Sub. In addition Dale Missimer, former Polycold Chairman and Chief Executive Officer, has entered into a five year consulting agreement to ensure a smooth transition.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Item 7(a). Financial Statements of Business Acquired.

     Audited financial statements of Polycold Systems International as of and for the nine months ended September 30, 1997.

                           POLYCOLD SYSTEMS INTERNATIONAL, INC.

                           Financial Statements

                           September 30, 1997

                           (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
Polycold Systems International, Inc.:


We have audited the accompanying balance sheet of Polycold Systems International, Inc. (the Company) as of September 30, 1997 and the related statement of income, stockholders' equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Polycold Systems International, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.





                                                     /s/ KPMG Peat Marwick LLP

San Francisco, California
January 13, 1998

                     POLYCOLD SYSTEMS INTERNATIONAL, INC.

                                 Balance Sheet

                              September 30, 1997



                                               Assets

Current assets:
    Cash and cash equivalents                                                                        $  521,409
    Short term investments                                                                            2,633,797
    Accounts receivable, less bad debt allowance of $30,000                                           2,693,030
    Inventory, net of obsolescence reserve of $20,000                                                 1,153,004
    Prepaid income taxes                                                                                  5,446
    Net deferred tax asset                                                                              272,622
    Prepaid expenses and other current assets                                                            15,800
                                                                                                     ----------

              Total current assets                                                                    7,295,108

Property and equipment, net                                                                             461,421
Other assets                                                                                             22,111
                                                                                                     ----------

              Total assets                                                                           $7,778,640
                                                                                                     ==========

                                Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable                                                                                 $  397,160
    Accrued expenses                                                                                    855,384
    Accrued sales taxes                                                                                  12,250
    Deferred revenue                                                                                     24,157
    Notes payable to bank                                                                                 5,768
                                                                                                     ----------

              Total current liabilities                                                               1,294,719
                                                                                                     ----------

Shareholders' equity:
    Class A common voting stock, no par value, 400,000 shares authorized,
      264,400 shares issued and outstanding                                                             291,308
    Class B common non-voting stock, no par value, 100,000 shares authorized, 20,487 shares issued
      and outstanding                                                                                    52,576

    Retained earnings                                                                                 6,140,037
                                                                                                     ----------

              Total shareholders' equity                                                              6,483,921
                                                                                                     ----------

              Total liabilities and shareholders' equity                                             $7,778,640
                                                                                                     ==========


See accompanying notes to financial statements.

                     POLYCOLD SYSTEMS INTERNATIONAL, INC.

                              Statement of Income

                     Nine months ended September 30, 1997



Sales                                                            $ 12,167,049
Cost of goods sold                                                  6,736,315
                                                                 ------------

           Gross profit                                             5,430,734

Operating expenses:
    Sales commissions                                                 442,764
    Other selling and marketing                                     1,526,938
    General and administrative                                      1,864,134
                                                                 ------------

                                                                    3,833,836
                                                                 ------------

           Operating income                                         1,596,898

Other income (expense):
    Interest income                                                   117,928
    Interest expense                                                   (3,113)
    Other income, net                                                   6,359
                                                                 ------------

                                                                      121,174
                                                                 ------------

           Income before income taxes                               1,718,072

Income taxes                                                          712,345
                                                                 ------------

           Net income                                            $  1,005,727
                                                                 ============


See accompanying notes to financial statements.

                     POLYCOLD SYSTEMS INTERNATIONAL, INC.

                       Statement of Stockholders' Equity

                     Nine months ended September 30, 1997

                                            Class A common                 Class B common
                                             voting stock                 non-voting stock                        Total
                                        ---------------------          ---------------------      Retained    stockholders'
                                        Shares         Amount          Shares        Amount       earnings        equity
                                        -------      ---------         ------      ---------      ---------      ---------

Balances, as of December 31, 1996       261,100      $ 225,308         19,987      $  42,576      5,134,310      5,402,194
Issuance of common stock                  3,300         66,000            500         10,000           --           76,000
Net income                                 --             --             --             --        1,005,727      1,005,727
                                        -------      ---------         ------      ---------      ---------      ---------
Balances, as of September 30, 1997      264,400      $ 291,308         20,487      $  52,576      6,140,037      6,483,921
                                        =======      =========         ======      =========      =========      =========


See accompanying notes to financial statements.

                      POLYCOLD SYSTEMS INTERNATIONAL, INC.

                             Statement of Cash Flows

                      Nine months ended September 30, 1997



Cash flows from operating activities:
    Net income                                                                           $ 1,005,727
    Adjustments to reconcile net income to net cash (used in) provided by operating activities:
        Depreciation                                                                          99,885
        Loss on disposal of property and equipment                                            85,748
        Deferred income tax                                                                   50,403
        Changes in operating assets and liabilities:
          Accounts receivable                                                               (451,602)
          Inventory                                                                         (127,229)
          Prepaid income taxes                                                                (5,446)
          Prepaid expenses and other current assets                                          (14,012)
          Accounts payable                                                                   (20,192)
          Accrued expenses                                                                   (34,413)
          Accrued income taxes                                                              (387,626)
          Accrued sales tax                                                                   12,250
          Deferred revenue                                                                  (103,182)
                                                                                         -----------

                  Net cash provided by operating activities                                  110,311

Cash flows from investing activities:
    Proceeds from maturity of U.S. Treasury debt securities                                1,305,424
    Purchase of U.S. Treasury debt securities                                             (1,151,012)
    Purchase of other short-term investments                                                (252,648)
    Purchase of property and equipment                                                      (158,698)
                                                                                         -----------

                  Net cash used in investing activities                                     (256,934)

Cash flows from financing activities:
    Principal payments under notes payable to bank                                           (48,214)
    Issue of common stock                                                                     76,000
                                                                                         -----------

                  Net cash provided by financing activities                                   27,786
                                                                                         -----------

Net decrease in cash and cash equivalents                                                   (118,837)

Cash and cash equivalents at January 1, 1997                                                 640,246
                                                                                         -----------

Cash and cash equivalents at September 30, 1997                                          $   521,409
                                                                                         ===========

Supplemental disclosures of cash flow information: Cash paid during the year for:
      Interest                                                                           $     3,113
                                                                                         ===========

      Income tax                                                                         $   907,131
                                                                                         ===========

See accompanying notes to financial statements.

                      POLYCOLD SYSTEMS INTERNATIONAL, INC.

                          Notes to Financial Statements

                               September 30, 1997




(1)    Organization of the Company

       Polycold Systems International, Inc., a California company, was incorporated in June 1974 as Marin Tek, Inc. In January 1992, Marin Tek, Inc. merged Polycold Systems, Inc., its then wholly owned subsidiary corporation, into itself. The resulting company was named Polycold Systems International, Inc.

       The Company manufactures and distributes super cooling units throughout the United States, Europe and Asia.

       On November 24, 1997, the Company completed the sale of all its outstanding issued or issuable shares to Intermagnetics General Corporation.


(2)    Summary of Significant Accounting Policies

       Use of Estimates in Preparation of Financial Statements

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Cash and Cash Equivalents

       The Company considers all highly liquid investments with a remaining maturity of three months or less at the date of the acquisition to be cash equivalents.

       Short Term Investments

       Short term investments consist mainly of certificate of deposits and U.S. Treasury debt securities which have a maturity of less than two years. In accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company has classified all short term investments as available for sale. Available for sale securities are stated at fair value with unrealized gains and losses included as a separate component of stockholders' equity.

       Concentration of Credit Risk

       The Company sells its products to a diversified group of customers in the United States, Europe and Asia. The Company extends credit based on an evaluation of each customer's financial condition and generally requires no collateral from its customers. Credit losses, if any have been provided for in the balance sheet and have been within management's expectation.

       Overseas sales are made to foreign distributors who sell to the end customer. As of September 30, 1997, the amounts owed by three distributors amounted to 63% of the gross accounts receivable balance.

       In addition, the Company has a concentration of credit risk with respect to cash deposited in a commercial bank that is in excess of federally insured amounts.

                      POLYCOLD SYSTEMS INTERNATIONAL, INC.

       Revenue Recognition

       Revenue from product sales is recognized upon product shipment. Any deposits received by the Company in advance of product shipment is shown as deferred revenue on the balance sheet. Provisions for estimated warranty repairs and returns and allowances are provided as sales are recorded.

       Foreign Currency Transactions

       Revenue and expense transactions are recorded and translated into U.S. dollars at the foreign exchange rate in effect on the transaction date.

       Inventories

       Inventories are stated at the lower of cost or market, using the first-in, first out method.

       Property and Equipment

       Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based upon the useful lives of the respective assets or the lease term, generally three to five years. During 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No.121, Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to Be Disposed Of. The adoption of SFAS No. 121 did not have a material impact on the Company's financial position.

       Income Taxes

       Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


(3)    Short Term Investments

       As of September 30, 1997, there were no material differences between cost and fair value of available-for-sale securities.

                      POLYCOLD SYSTEMS INTERNATIONAL, INC.

(4)    Inventories

       Inventories consist of the following at September 30, 1997:

               Raw materials                                        $   794,497
               Work in process/finished goods                           378,507
                                                                    -----------

                                                                      1,173,004

               Less reserve for obsolescence                            (20,000)
                                                                    -----------

                                                                    $ 1,153,004
                                                                    ===========


(5)    Related Party Transactions

       In May 1997, the Company transferred three of its autos at a net book value of $85,748 to individuals who are both shareholders and directors of the Company for no costs as incentive bonuses.

       The Company leases its main facility from one of its shareholders. Monthly payments are $15,802. The basic lease ends in December 1997. On November 24, 1997, the Company exercised an option existing in the lease and entered into an agreement with the shareholders to extend the lease for a period of five years to December 2002.


(6)    Property and Equipment

       A summary of property and equipment as of September 30, 1997 follows:

            Leasehold improvements                                $   613,434
            Machinery and equipment                                   382,133
            Autos and trucks                                          104,987
            Computers                                                  52,629
            Furniture and fixtures                                     26,663
                                                                  -----------

                                                                    1,179,846

            Less accumulated depreciation and amortization           (718,425)
                                                                  -----------

                                                                  $   461,421
                                                                  ===========

                      POLYCOLD SYSTEMS INTERNATIONAL, INC.

 (7)    Accrued Expenses

       Accrued expenses consist of the following at September 30, 1997:

             Commissions                                              $156,469
             Payroll tax                                               148,524
             Pension contributions                                     143,876
             Warranty accrual                                          138,000
             Vacation and sick leave accrual                           135,000
             Accrual for discounts and returns                          70,000
             Wages and salaries                                         63,515
                                                                      --------

                                                                      $855,384
                                                                      ========


(8)    Notes Payable to Bank

       The Company has two loans with original principal balances totaling $53,062 with a bank. The loans are secured by two company cars. The loans bear interest at 8.25% per annum. Amounts outstanding on these loans as of September 30, 1997 are $5,768. The loans were fully repaid subsequent to September 30, 1997.

       In May 1997, the Company entered into a $500,000 revolving line of credit expiring in May 1998. The facility bears interest at 8.5% per annum and is unsecured. As of September 30, 1997, there were no borrowings under this line.


(9)    Pension Plans

       The Company has a defined contribution pension plan for eligible employees. Employer's contributions are determined annually and equal 10% of eligible employee's compensation as defined.

       The Company has a 401(k) retirement plan for eligible employees. Under the provisions of the plan, employees may make contributions in accordance with limits imposed by the Internal Revenue Service. The Company matches employee contributions up to certain limits and may also contribute additional amounts on a discretionary basis.

                      POLYCOLD SYSTEMS INTERNATIONAL, INC.

(10)   Income Taxes

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1997 are presented below:

            Deferred income tax asset:
                Provision for returns and discounts                                         $  28,200
                Obsolescence reserve                                                            8,000
                Allowance for doubtful accounts                                                12,000
                Accrued warranty                                                               55,200
                Accrued vacation                                                               54,000
                Inventory costs capitalized for income tax purposes                           124,800
                State taxes                                                                    51,901
                                                                                            ---------

                       Deferred tax asset                                                     334,101

            Deferred income tax liability:
                Property and equipment, principally due to differences in depreciation        (61,479)
                                                                                            ---------

                       Net deferred tax asset                                               $ 272,622
                                                                                            =========


       There was no valuation allowance for deferred tax assets as of September 30, 1997.

       Income tax expense consisted of the following for the period ended September 30, 1997:

                                        Current       Deferred       Total
                                        --------      --------      --------

          Federal                       $501,926        42,843       544,769
          State                          160,016         7,560       167,576
                                        --------      --------      --------

                   Total                $661,942        50,403       712,345
                                        ========      ========      ========

The actual income tax expense differs from the "expected" income tax expense, computed by applying the U.S. federal income statutory tax rate of 34% to income before income taxes as follows:

          Computed "expected" tax expense                          $584,145         34.0%
          Increase (reduction) resulting from:
          State income tax, net of federal income tax benefit       105,455          6.2%
          Other permanent difference                                 22,745          1.3%
                                                                   --------         ----

                                                                   $712,345         41.5%
                                                                   ========         ====

                      POLYCOLD SYSTEMS INTERNATIONAL, INC.

(11)   Lease Commitments

       The Company leases its facilities and certain equipment under operating leases, extending through August 2002. As of September 30, 1997, future minimum lease payments under non-cancelable operating leases are as follows:

                  Twelve months ending
                     September 30,
                  --------------------

                          1998                                   $ 126,561
                          1999                                      58,599
                          2000                                      43,044
                          2001                                      43,044
                          2002                                      38,505
                                                                 ---------

            Total future minimum lease payments
               under operating leases                            $ 309,753
                                                                 =========

       Total rental expense under operating lease was approximately $201,000 for the nine months ended September 30, 1997.

       As stated in note 5 the Company leases its main facility from one of its shareholders.


(12)   Shareholders' Equity

       Except for voting rights and the entitlement to notice to shareholder meetings which attach to Class A common voting stock but not to Class B common non-voting stock, all other rights attaching to the common stock are equal.

Item 7(b). Pro Forma Financial Information.

       A Pro Forma Condensed Consolidated Balance Sheet of Intermagnetics General Corporation ("IGC") and Polycold Systems International, Inc. ("Polycold") is presented as of August 24, 1997 and Pro Forma Condensed Consolidated Statements of Income for IGC and Polycold are presented for the three months ended August 24, 1997 and the fiscal year ended May 25, 1997. The amounts and adjustments presented herein have been prepared by the Registrant based upon assumptions deemed proper by it. The Pro Forma Financial Statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or results of operations of the Registrant that would have actually occurred had the transaction as described under Item 2, been in effect as of the date for the periods presented.

   Intermagnetics General Corporation and Polycold Systems International, Inc.
                Pro Forma Condensed Consolidated Balance Sheet
                                 August 24, 1997
                             (Dollars in Thousands)
                                   (UNAUDITED)


The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of August 24,1997, gives effect to the acquisition by Intermagnetics General Corporation (IGC) of Polycold Systems International, Inc. (Polycold), which was consummated on November 24, 1997, as if it occurred on August 24, 1997. The Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the related Pro Forma Condensed Consolidated Statements of Income and the notes to the Pro Forma Condensed Consolidated Financial Statements appearing elsewhere herein.

                                                                            Pro Forma
                                                     Historical             Adjustments     IGC - Polycold
                                              ------------------------      -----------       Pro Forma
                                                 IGC          Polycold        Note 1         Consolidated
                                              ---------      ---------      -----------     ---------------
ASSETS
Current Assets
  Cash and short-term investments             $   9,311      $   3,155      $       0        $  12,466
  Trade accounts receivable                      17,294          2,693              0           19,987
  Costs and estimated earnings in
    excess of billings on uncompleted
    contracts                                     4,854              0              0            4,854
  Inventories                                    28,054          1,153              0           29,207
  Prepaid expenses & other current assets         3,989            294              0            4,283
                                              ---------      ---------      ---------        ---------
                                                 63,502          7,295              0           70,797

Property, Plant and Equipment (Net)              28,333            461              0           28,794

Investments                                      13,281              0              0           13,281

Excess costs over net assets acquired             9,372                        10,316           19,688

Other Assets                                      3,611             23              0            3,634
                                              ---------      ---------      ---------        ---------

                                              $ 118,099      $   7,779      $  10,316        $ 136,194
                                              =========      =========      =========        =========

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term debt           $     262      $       0      $       0        $     262
  Accounts payable                                5,224            397              0            5,621
  Note payable                                                                  6,821            6,821
  Salaries, wages and related expenses            2,705              0            352            3,057
  Customer advances                               1,073              0              0            1,073
  Other liabilities and accrued expenses          3,732            898            128            4,758
                                              ---------      ---------      ---------        ---------
                                                 12,996          1,295          7,301           21,592

Long-Term Debt                                   29,058              0              0           29,058
Deferred Income Taxes                               829              0              0              829

Shareholders' Equity
  Preferred Stock, par value $.10 per share:
  Issued and outstanding -- 69,992 shares             0              0          6,999            6,999
  Common Stock, par value $.10 per share:
  Issued and outstanding -- 12,978,099 shares     1,270            344           (316)           1,298
  Additional paid-in capital                     75,489              0          2,472           77,961
  Retained earnings                              (1,182)         6,140         (6,140)          (1,182)
  Unrealized gain on investment                   1,474              0              0            1,474
  Foreign currency translation                      133              0              0              133
                                              ---------      ---------      ---------        ---------
                                                 77,184          6,484          3,015           86,683


  Common stock in treasury                       (1,968)             0              0           (1,968)
                                              ---------      ---------      ---------        ---------
                                                 75,216          6,484          3,015           84,715
                                              ---------      ---------      ---------        ---------

                                              $ 118,099      $   7,779      $  10,316        $ 136,194
                                              =========      =========      =========        =========

  Intermagnetics General Corporation and Polycold Systems International, Inc.
             Pro Forma Condensed Consolidated Statement of Income
                       Three Months Ended August 24,1997
                (Dollars in Thousands except per share amounts)
                                  (UNAUDITED)


The following unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended August 24, 1997, gives effect to the acquisition by Intermagnetics General Corporation (IGC) of Polycold Systems International, Inc. (Polycold), using the purchase method of accounting as if the acquisition had taken place at the beginning of IGC's prior fiscal year. The Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with the related Pro Forma Condensed Consolidated Balance Sheet and the notes to the Pro Forma Condensed Consolidated Financial Statements appearing elsewhere herein.

                                                                    Historical                Pro Forma      IGC - Polycold
                                                           -----------------------------     Adjustments        Pro Forma
                                                                IGC           Polycold          Note 2        Consolidated
                                                           ------------     ------------     ------------     -------------


Net Sales                                                  $     21,020     $      4,372     $          0      $     25,392
Other Revenue                                                       486               38              (87)              437
                                                           ------------     ------------     ------------      ------------
                                                                 21,506            4,410              (87)           25,829

Costs and expenses:
 Costs of products sold                                          13,135            2,372              172            15,679
 Product research and development                                 2,113                0                0             2,113
 Marketing, general and administrative                            4,912            1,582                0             6,494
 Interest and other expense                                         503                0                0               503
 Equity in net income of unconsolidated affiliate                    87                0                0                87
                                                           ------------     ------------     ------------      ------------
                                                                 20,750            3,954              172            24,876
                                                           ------------     ------------     ------------      ------------

Income before income taxes                                          756              456             (259)              953

Provision for income taxes                                          295              256              (34)              517
                                                           ------------     ------------     ------------      ------------

NET INCOME                                                 $        461     $        200     $       (225)     $        436
                                                           ============     ============     ============      ============

NET INCOME  PER SHARE                                      $       0.04                                        $       0.03
                                                           ============                                        ============
(Primary and Fully diluted)

Weighted average shares outstanding
  during period (Primary and Fully Diluted)
  plus common stock equivalents                              12,898,337                                          12,898,337

Shares issued in acquisition - Common Stock                                                       276,048           276,048
                             - Common Stock Equivalents                                           624,609           624,609
                                                           ------------                      ------------      ------------

Pro Forma Weighted average shares
 outstanding during period (Primary and Fully Diluted)
 plus common stock equivalents                               12,898,337                           900,657        13,798,994
                                                           ============                      ============      ============

  Intermagnetics General Corporation and Polycold Systems International, Inc.
             Pro Forma Condensed Consolidated Statement of Income
                            Year Ended May 25, 1997
                (Dollars in Thousands except per share amounts)
                                  (UNAUDITED)


The following unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended May 25,1997, gives effect to the acquisition by Intermagnetics General Corporation (IGC) of Polycold Systems International Inc. (Polycold), using the purchase method of accounting as if the acquisition had taken place at the beginning of IGC's fiscal year. The Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with the related Pro Forma Condensed Consolidated Balance Sheet and the notes to the Pro Forma Condensed Consolidated Financial Statements appearing elsewhere herein.


                                                               Historical                Pro Forma    IGC - Polycold
                                                         ---------------------------    Adjustments      Pro Forma
                                                              IGC         Polycold         Note 3      Consolidated
                                                         ------------   ------------    ------------   -------------


Net Sales                                                $     87,052   $     14,639    $          0    $    101,691
Other Revenue                                                   2,961            137            (260)          2,838
                                                         ------------   ------------    ------------    ------------
                                                               90,013         14,776            (260)        104,529

Costs and expenses:
 Costs of products sold                                        61,022          8,471             688          70,181
 Product research and development                               6,851              0               0           6,851
 Marketing, general and administrative                         15,836          4,421               0          20,257
 Interest and other expense                                     2,087             13              98           2,198
 Equity in net income of unconsolidated affiliate                 182              0               0             182
                                                         ------------   ------------    ------------    ------------
                                                               85,978         12,905             786          99,669
                                                         ------------   ------------    ------------    ------------

Income before income taxes                                      4,035          1,871          (1,046)          4,860

Provision for income taxes                                      1,420            817            (140)          2,097
                                                         ------------   ------------    ------------    ------------

NET INCOME                                               $      2,615   $      1,054    $       (906)   $      2,763
                                                         ============   ============    ============    ============

NET INCOME  PER SHARE                                    $       0.21                                   $       0.21
                                                         ============                                   ============
(Primary and Fully diluted)

Weighted average shares outstanding
  during period (Primary and Fully Diluted)
  plus common stock equivalents                            12,543,076                                     12,543,076

Shares issued in acquisition - Common Stock                                                  276,048         276,048
                             - Common Stock Equivalents                                      454,811         454,811
                                                         ------------                   ------------    ------------

Pro Forma Weighted average shares
 outstanding during period (Primary and Fully Diluted)
 plus common stock equivalents                             12,543,076                        730,859      13,273,935
                                                         ============                   ============    ============

Notes to Pro Forma Condensed Consolidated Financial Statements

NOTE 1

The Proforma Condensed Consolidated Balance Sheet includes adjustments as of the closing date to reflect the acquisition of Polycold using the purchase method of accounting. The Pro Forma adjustments reflected in the Balance Sheet are as follows:

                          Consideration for Polycold
--------------------------------------------------------------------------------

Note Payable                                                           $ 6,821
Common Stock                                                                28
Additional Paid in Capital                                               2,472
Preferred Stock                                                          6,999
Related Expenses                                                           480
                                                                       -------
Total Consideration                                                     16,800
Polycold Equity                                                          6,484
                                                                       -------
Excess of Cost over Net Assets Acquired                                $10,316
                                                                       =======

Excess of Cost over Net Assets Acquired is based on preliminary application of the purchase method of accounting. This value will be finalized in accordance with APB16. Additionally, the Excess of Cost over Net Assets Acquired will be amortized over 15 years. The preferred stock issued as part of the purchase consideration is redeemable in cash or common stock, at the Company's option, at a value of $6,999 million. Common stock was valued at the average market price for a few days surrounding November 24, 1997.

NOTE 2

In connection with the Pro Forma Condensed Consolidated Statement of Income for the three months ended August 24, 1997, the following pro forma adjustments were made:

Decrease in interest income resulting from payout
  of note issued in transaction                                          $  87
Amortization of Excess of Cost over Net Assets Acquired                    172
Decrease in income tax relating to increased interest expense              (34)
                                                                         -----
Decrease in net income                                                   $ 225
                                                                         =====


NOTE 3

In connection with the Pro Forma Condensed Consolidated Statement of Income for the year ended May 25, 1997, the following pro forma adjustments were made:

Increase in interest expense resulting from the note
  issued as part of the purchase price                                   $  98
Decrease in interest income resulting from payout of
  note issued in transaction                                               260
Amortization of Excess of Cost over Net Assets Acquired                    688
Decrease in income tax relating to increased interest expense
   and reduced interest income                                            (140)
                                                                         -----
Decrease in net income                                                   $ 906
                                                                         =====

NOTE 4

The dates used in this financial information reflect IGC's fiscal periods. The corresponding date for Polycold's Balance Sheet is September 30, 1997 and the Statements of Income are for the three months ended September 30, 1997 and the year ended June 30, 1997.

Item 7(c). Exhibits.

           23. Consent of Independent Accountants

The Board of Directors
Polycold Systems International, Inc.:

We consent to the inclusion of our report dated January 13, 1998, with respect to the balance sheet of Polycold Systems International, Inc. as of September 30, 1997, and the related statements of income, stockholders' equity and cash flows for the nine months ended September 30, 1997, which report appears in the Form 8-K, as amended, of Intermagnetics General Corporation dated November 24, 1997.






                                                     /s/ KPMG PEAT MARWICK LLP


San Francisco, California
February 5, 1998

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        INTERMAGNETICS GENERAL CORPORATION

Date: February 5, 1998
                                        By: /s/ Michael C. Zeigler
                                            -----------------------------------
                                             Michael C. Zeigler
                                             Chief Financial Officer